Exhibit 10.3

                              SECOND AMENDMENT
                                     TO
                    SECURITY CAPITAL GROUP INCORPORATED
                        1996 OUTSIDE DIRECTORS PLAN

             (As Amended and Restated Effective March 25, 1998)

         WHEREAS, Security Capital Group Incorporated (the "Company") maintains the Security Capital Group Incorporated 1996 Outside Directors Plan, as amended and restated effective March 25, 1998 (the "Plan"); and

         WHEREAS, amendment of the Plan is now deemed desirable;

         NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Company under Section 5 of the Plan, the Plan is hereby amended effective April 1, 2001 in the following particulars, by substituting the following for subsection 3.2 of the Plan

         "3.2 Shares Subject to Plan. The shares of Class B Stock with respect to which Options may be awarded under the Plan shall be currently authorized but unissued shares or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 3.3, the maximum number of shares of Class B Stock available for Options under the Plan shall not exceed 3,525 shares of Class A Stock and 573,750 shares of Class B Stock. To the extent that an outstanding option to acquire shares of Class A Stock expires or terminates, the number of shares of Class A Stock authorized to be issued under the Plan shall decrease by the number of shares of Class A Stock that were the subject of the option that expired or terminated and the number of shares of Class B Stock shall correspondingly increase by an amount equal to fifty (50) times the number of shares of Class A Stock subject to the option that expired or terminated. In addition, no director may acquire under the Plan more than [insert number equal to 1% of the number of outstanding shares of Class B Stock on the day the amendment was adopted] shares of Class B Stock."